Calculation of Filing Fee Tables
S-3
Sterling Real Estate Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	common shares of beneficial interest, par value $0.01 per share	457(a)	4,000,000	$ 24.00	$ 96,000,000.00	0.0001381	$ 13,257.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 96,000,000.00		$ 13,257.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,257.60
			Net Fee Due:						$ 0.00
Offering Note
[1]	The proposed offering price per common share under the dividend reinvestment plan will equal $22.80 per common share for dividend reinvestment and $24.00 per common share for additional optional cash purchases, unless and until these prices are subsequently adjusted by our Board of Trustees. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), promulgated under the Securities Act of 1933, as amended, based on the higher proposed offering price per common share of $24.00.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Sterling Real Estate Trust	S-3	333-291292	11/05/2025		$ 13,257.60	Equity	common shares of beneficial interest, par value $0.01 per share	4,000,000	$ 96,000,000.00
Fee Offset Sources		Sterling Real Estate Trust	S-3	333-291292		11/05/2025						$ 13,257.60
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is claiming to offset the registration fee payable under this Registration Statement in the amount of $13,257.60 in U.S. dollars or the equivalent in aggregate offering price of unsold securities (the "Unsold Securities") that were previously registered on the Registrant's Registration Statement (File No. 333-291292 ) originally filed on November 5, 2025 (the "Withdrawn Registration Statement") and withdrew on November 7, 2025 before going effective. No securities were sold under the Withdrawn Registration Statement and the filing fee of $13,257.60 that was previously paid in connection with those unsold securities pursuant to Rule 457(a) will continue to be applied to those securities.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A